SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2004

SUMMIT PROPERTIES INC.

(Exact name of Registrant as specified in charter)

Maryland	001-12792	56-1857807
(State or other jurisdiction	(Commission file number)	(IRS employer
of incorporation)		identification no.)

309 East Morehead Street, Suite 200, Charlotte, NC 28202

(Address of principal executive offices) (Zip code)

(704) 334-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Summit Properties Inc. (the “Company”) has entered into (i) Retention Bonus Agreements with Keith L. Downey, Randall M. Ell, Todd Farrell and Michael G. Malone and (ii) an Executive Severance Agreement with Michael G. Malone. These agreements were entered into and executed by the respective officers in September 2004, effective as of May 26, 2004, the date on which the agreements were approved by the Company’s Board of Directors. Each of the Retention Bonus Agreements provides that the Company will pay retention bonuses of $950,000, $950,000, $950,000 and $400,000 to Messrs. Downey, Ell, Farrell and Malone, respectively, provided such Executive Officer is still employed by the Company eleven months following a “change in control” of the Company, or such Executive Officer’s employment with the Company terminates under certain circumstances within six months before or eleven months after a “change in control” of the Company, including by the Executive Officer for “good reason” or by the Company without “cause.”

The Executive Severance Agreement with Mr. Malone provides for the payment of severance benefits equal to three times his annual base salary and cash bonus in the event of the termination of Mr. Malone’s employment under certain circumstances following a “change in control” of the Company or a “combination transaction” involving a consolidation or merger. In the event that any payment under the Retention Bonus Agreements or the Executive Severance Agreement (the “Retention and Severance Payments”), would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, or any interest or penalties with respect to such excise tax (collectively, the “Excise Tax”), the agreements provide for an additional payment such that the Executive Officer, after deduction of any Excise Tax on the Retention and Severance Payments and any federal, state and local income tax, employment tax and Excise Tax on such additional payment, will receive an amount equal to the Retention and Severance Payments.

For additional information, reference is made to the Retention Bonus Agreements and the Executive Severance Agreement, which are attached hereto as Exhibits 10.1 through 10.5 and are incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Retention Bonus Agreements and the Executive Severance Agreement attached hereto as Exhibits 10.1 through 10.5.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Title

10.1	Retention Bonus Agreement dated May 26, 2004, between Summit and Keith L. Downey.

10.2	Retention Bonus Agreement dated May 26, 2004, between Summit and Randall M. Ell.

10.3	Retention Bonus Agreement dated May 26, 2004 between Summit and Todd Farrell.

10.4	Retention Bonus Agreement dated May 26, 2004 between Summit and Michael G. Malone.

10.5	Executive Severance Agreement dated May 26, 2004 between Summit and Michael G. Malone.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT PROPERTIES INC.

Date: October 5, 2004	By:	/s/ Gregg D. Adzema
	Name:	Gregg D. Adzema
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Title

10.1*	Retention Bonus Agreement dated May 26, 2004, between Summit and Keith L. Downey.

10.2*	Retention Bonus Agreement dated May 26, 2004, between Summit and Randall M. Ell.

10.3*	Retention Bonus Agreement dated May 26, 2004 between Summit and Todd Farrell.

10.4*	Retention Bonus Agreement dated May 26, 2004 between Summit and Michael G. Malone.

10.5*	Executive Severance Agreement dated May 26, 2004 between Summit and Michael G. Malone.

*	Filed herewith.